                                                                   EXHIBIT 10.18


                             SHAREHOLDERS AGREEMENT

      THIS SHAREHOLDERS AGREEMENT ("the Agreement") is entered into as of the 18th day of March, 1997 by and between C3, INC., a North Carolina corporation (the "Company"), C. ERIC HUNTER ("Hunter") and GENERAL ELECTRIC PENSION TRUST ("GEPT").

      WHEREAS, GEPT desires to purchase certain shares of 1997 Series B Preferred Stock ("the Series B Preferred Stock") pursuant to the Summary of the Offering of the Company dated January 3, 1997, which Series B Preferred Stock is convertible into shares of common stock of the Company ("Common Stock") as set out in the Company's Articles of Incorporation; and

      WHEREAS, Hunter is the sole and direct owner of 592,680 shares of common stock of the Company, which shares constitute a majority of the issued and outstanding voting shares of the Company; and

      WHEREAS, the Company, Hunter and GEPT believe that it would be in the best interests of the Company if they agree, as provided in this Agreement, on certain matters relating to the Company and its management.

      NOW, THEREFORE, in consideration of the premises hereto and of the mutual covenants and agreements contained herein, the parties agree as follows:

      1.    Election of Directors.

            (a) At all times before (i) the Company effects its initial public offering pursuant to the Securities Act of 1933, as amended (the "Act"), and,
(ii) for so long as GEPT shall be the beneficial owner of any Series B Preferred Stock or Common Stock issued upon conversion of the Preferred Stock, Hunter shall (i) vote all of his shares of Common Stock in person or by proxy to cause the Company not to increase the size of the Board of Directors of the Company without the consent of GEPT and (ii) vote all his shares of Common Stock in person or by proxy for the election of one person designated by GEPT to serve as director. IF GEPT fails to designate a person for election as director in any specific election, Hunter agrees to vote all of his shares to re-elect the person previously designated by GEPT. GEPT shall have the right, upon written request to Hunter, to require Hunter to request that the Company call a special meeting of shareholders at any time and from time to time, for the sole purpose of removing from the Board of Directors of the Company, such director originally designated by it, and in such event, Hunter shall vote all of his Common Stock in person or by proxy to effect the removal from the Board of Directors of the Company of the person designated for such removal from the Board of Directors by GEPT and to elect as director of the Company the person designated by GEPT as replacement thereof. Hunter agrees that for so long as the provisions of this
Section 1(a) are effective, he will not transfer his Common Stock without requiring the transferee to be bound to the provisions of this Section 1(a). The Company agrees that it will not issue after the date hereof, any new voting securities without first obtaining the written consent of the purchaser or transferee of such voting securities to be bound by the terms hereof, as if a party hereto, if as a result of such issuances of voting securities, the aggregate shares of voting securities owned by Hunter would represent less than a majority of the outstanding voting securities of the Company.

            (b) At any time after (i) the Company effects its initial registered public offering pursuant to the Act, and, (ii) for so long as GEPT shall be the beneficial owner of any Preferred Stock or Common Stock issued upon the conversion of the Preferred Stock, the Company (a) will nominate and recommend as candidate for election to the Board of Directors of the Company one person designated by GEPT and reasonably acceptable to the Board of the Company (the "Designee") and (b) will not increase the size of the Board of Directors of the Company without the consent of GEPT, which consent shall not be unreasonably withheld. If at any time such Designee is not a member of the Board of Directors of the Company, (i) the Company will notify such Designee, concurrently with notice given to members of the Board of Directors of the Company, of all meetings of the Board of Directors, and, as soon as available, will provide to such Designee all reports, financial statements or other information distributed to the Board of Directors of the Company, (ii) the Company will permit such Designee to attend all such meetings of the Board of Directors as an observer and to participate as an elected member with all rights of an elected member, voting excepted, and (iii) the Company will permit GEPT, or any person designed by GEPT in writing to be acting on its behalf, to visit and inspect any of the properties of the Company and to discuss the affairs, finances and accounts of the Company with the principal officers and the auditors of the Company, all at such reasonable time during business hours and as often as GEPT may reasonably request.

      2. Proposed Amendments to the Articles of Incorporation. The Company shall submit the amendment to the Articles of Incorporation set out on Exhibit A for approval by the shareholders as soon as possible after the date hereof. Hunter shall vote all of his shares of Common Stock in favor of amending the Articles of Incorporation of the Company as set out on Exhibit A attached hereto.

      3. Binding Effect and Benefit. This Agreement shall be binding upon, and inure to the benefit of the Company, Hunter and GEPT and their respective successor and assigns. The stock certificates representing the shares owned by Hunter shall bear a legend acknowledging the existence of the voting provisions set forth in this Agreement.

      4. Waivers, Entire Agreement, Modifications. No party shall be deemed to waive any rights hereunder, unless such waiver be in writing and signed by him. A waiver in writing on one occasion shall not be construed as a consent to or a waiver of any right or remedy on any future occasion. This writing contains the full, final and exclusive statement of the agreement of the parties hereto with respect to the matters contained herein, and no promises, agreements or representations shall be binding upon any of the parties unless set forth herein. This Agreement may be amended or modified in whole or in part only by an instrument in writing signed by the Company, Hunter, and by GEPT.

      5. Governing law, Construction. This Agreement shall be governed by and construed and enforced in accordance with the law of North Carolina. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision thereof shall be prohibited by or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement.

      6. Termination. This Agreement shall terminate upon the first to occur of (a) the date upon which GEPT ceases to be the beneficial owner of any Preferred Stock or Common Stock, or (b) the tenth anniversary of the date of this Agreement.

      IN WITNESS WHEREOF, the undersigned hereby execute this Shareholders Agreement as of the 18th day of March, 1997.

                                         C3, INC.


                                         By:  /s/ Jeff N. Hunter
                                             -------------------------------
                                                Jeff N. Hunter, President


                                         THE TRUSTEES OF THE GENERAL
                                         ELECTRIC PENSION TRUST


                                         By:  /s/ Alan M. Lewis
                                             -------------------------------
                                                Alan M. Lewis, Trustee


                                         /s/ C. Eric Hunter
                                         ----------------------------------
                                         C. Eric Hunter





                                       3